 As filed with the Securities and Exchange Commission on January 10, 2000

                                                Registration No. 333-93015
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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                ---------------

                             Amendment No. 1

                                    To
                                   FORM S-1
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                                ---------------
                             HOMEGROCER.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                                ---------------

             Delaware                            5411                          91-1863408
 (State or Other Jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
  Incorporation or Organization)     Classification Code Number)         Identification Number)

                            10230 N.E. Points Drive
                          Kirkland, Washington 98033
                                (425) 201-7500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                ---------------
                               Mary Alice Taylor
                             HomeGrocer.com, Inc.
                            Chief Executive Officer
                            10230 N.E. Points Drive
                          Kirkland, Washington 98033
                                (425) 201-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                ---------------
                                  COPIES TO:

            William W. Ericson, Esq.                        Daniel G. Kelly, Jr., Esq.
            Sonya F. Erickson, Esq.                           DAVIS POLK & WARDWELL
               VENTURE LAW GROUP                               1600 El Camino Real
           A Professional Corporation                          Menlo Park, CA 94025
              4750 Carillon Point
               Kirkland, WA 98033

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                ---------------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                               Explanatory Note

   This registration statement contains two separate prospectuses. The first prospectus relates to a public offering in the United States and Canada of an
aggregate of           shares of common stock. The second prospectus relates
to a concurrent offering outside the United States and Canada of an aggregate
of           shares of common stock. The prospectuses for each of the U.S.
offering and the international offering will be identical with the exception of an alternate front cover page for the international offering. This alternate page appears in this registration statement immediately following the complete prospectus for the U.S. offering.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by HomeGrocer.com in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
     SEC registration fee............................................      *
     NASD filing fee.................................................      *
     Nasdaq National Market listing fee..............................      *
     Printing and engraving expenses.................................      *
     Legal fees and expenses.........................................      *
     Accounting fees and expenses....................................      *
     Blue Sky qualification fees and expenses........................      *
     Transfer Agent and Registrar fees...............................      *
     Miscellaneous fees and expenses.................................      *
         Total.......................................................      *

--------
* to be filed by amendment

Item 14. Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Amended and Restated Bylaws (Exhibit 3.4 hereto) provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The Registrant's Amended and Restated Articles of Incorporation (Exhibit 3.2 hereto) contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

   The registrant has entered into indemnification agreements with its officers and directors, the form of which is attached as Exhibit 10.21 to this Registration Statement and incorporated herein by reference. The indemnification agreements provide the registrant's officers and directors with indemnification to the maximum extent permitted by the WBCA.

Item 15. Recent Sales of Unregistered Securities

   Since inception, HomeGrocer.com has sold and issued the following securities:

     1. From inception to November 30, 1999, HomeGrocer.com issued 14,528,800 options to purchase common stock of HomeGrocer.com with a weighted average price of $0.83 to a number of employees and directors of and consultants to HomeGrocer.com.

     2. On February 11, 1998, April 3, 1998, June 2, 1998 and July 16, 1998,
  HomeGrocer.com issued 8,000,000 shares of its Series A preferred stock to investors for aggregate cash consideration of $4,000,000.

     3. On September 1, 1998, HomeGrocer.com issued 16,857,142 shares of its Series B preferred stock to investors for aggregate cash consideration of approximately $5,900,000.

     4. On April 13, 1999 and May 13, 1999, HomeGrocer.com issued 29,942,050 shares of its Series C preferred stock to investors for aggregate cash consideration of approximately $52,399,000.

     5. On September 30, 1999, October 13, 1999, October 29, 1999, November 12, 1999 and November 18, 1999, HomeGrocer.com issued 18,407,546 shares of its Series D preferred stock to investors for aggregate cash consideration of approximately $106,764,000.

     6. On September 9, 1999, the Company granted two officers options to purchase an aggregate of 6,150,000 shares of common stock and the two officers exercised the options to purchase the shares on that date. The options were exercised for aggregate consideration of $5,535,000 in the form of cash and promissory notes from the officers. Additionally, on September 9, 1999, the Company sold the two officers an aggregate of 2,050,000 shares of common stock for aggregate consideration of $1,845,000 in the form of cash and promissory notes from the officers.

   The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D, or other applicable exemption of such Securities Act as transactions by an issuer not involving any public offering. In addition, certain issuances described in Item 1 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with HomeGrocer.com, to information about HomeGrocer.com.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Number                               Description
 ------                               -----------
  1.1*  Form of Underwriting Agreement.

  3.1** Restated Certificate of Incorporation of HomeGrocer.com.

  3.2*  Articles of Incorporation of HomeGrocer.com.

  3.3*  Amended and Restated Articles of Incorporation of HomeGrocer.com
        (proposed).

  3.4** Bylaws of HomeGrocer.com (Delaware).

  3.5*  Bylaws of HomeGrocer.com (Washington).

  3.6*  Amended and Restated Bylaws of HomeGrocer.com (proposed).

  4.1*  Specimen Stock Certificate.

  4.2** Third Amended and Restated Investors Rights Agreement dated September
        30, 1999, as amended.

  4.3** Warrant Agreement to purchase Series C Preferred Stock dated November
        9, 1998 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.4** Warrant Agreement to purchase Series D Preferred Stock dated September
        15, 1999 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.5** Form of Common Stock Purchase Warrant issued by HomeGrocer.com to certain lenders.

  4.6** Form of Common Stock Warrant Certificate issued by HomeGrocer.com in connection with its preferred stock financings.

  5.1* Opinion of Venture Law Group regarding the legality of the common stock being registered.


 Number                                Description
 ------                                -----------
 10.1+   Advertising Agreement dated November 18, 1999 between HomeGrocer.com and Amazon.com, LLC.

 10.2**  Lease Agreement dated August 16, 1999 between HomeGrocer.com and
         Valley Freightliner, Inc.

 10.3**  Revolving Line of Credit Commitment Letter dated June 11, 1999 by
         Mercedes-Benz Credit Corporation in favor of HomeGrocer.com, Inc.

 10.4** Master Lease Agreement dated November 9, 1998 between HomeGrocer.com and Comdisco, Inc.

 10.5** Addendum to Master Lease Agreement dated as of November 9, 1999 between HomeGrocer.com and Comdisco, Inc.

 10.6** Subordinated Loan and Security Agreement dated September 15, 1999 between HomeGrocer.com and Comdisco, Inc.
 10.7**  Form of Promissory Note dated September 9, 1999 issued by Mary Alice
         Taylor in favor of HomeGrocer.com.

 10.8**  Form of Promissory Note dated September 9, 1999 issued by J. Terrence
         Drayton in favor of HomeGrocer.com.

 10.9* Employment Agreement dated September 2, 1999 between HomeGrocer.com and Mary Alice Taylor.

 10.10*  Employment Agreement dated June 1, 1999 between HomeGrocer.com and J.
         Terrence Drayton.

 10.11*  Employment Agreement dated November 3, 1999 between HomeGrocer.com and
         Daniel R. Lee.

 10.12*  Employment Agreement dated August 31, 1999 between HomeGrocer.com and
         David A. Pace.

 10.13** Facility Lease dated May 19, 1999 between HomeGrocer.com, as sublessee, and The Plaza at Yarrow Bay, LLC.

 10.14** Facility Sublease dated July 22, 1999 between HomeGrocer.com, as sublessor, and AT&T Wireless Services of Washington, Inc.

 10.15** Facility Sublease dated April 8, 1999 between HomeGrocer.com, as sublessee, and Delta Engineering and Manufacturing.

 10.16** Facility Lease dated July 23, 1999 between HomeGrocer.com, as lessee, and Exposition Property Associates (interest transferred from The
         Ezralow Company, LLC).

 10.17** Facility Lease dated November 4, 1996 between HomeGrocer.com, as successor in interest to the lessee, and Benaroya Capital Company, LLC.

 10.18** Facility Sublease dated June 24, 1999 between HomeGrocer.com, as sublessor, and A&M Warehouses, Incorporated.

 10.19** Facility Lease dated July 8, 1999 between HomeGrocer.com, as lessee, and Lincoln-RECP Fullerton OPCO, LLC.

 10.20** Facility Lease dated August 10, 1999 between HomeGrocer.com, as lessee, and Realty Associates Iowa Corporation.

 10.21 Facility Lease dated May 24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint Venture.

 10.22** Amendment No. 1 dated June 21, 1999 to the Facility Lease dated May
         24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint
         Venture.

 10.23** Facility Sublease dated November 15, 1999 between HomeGrocer.com, as sublessee, and Thyssen Dover Elevator.

 10.24** Facility Lease dated November 15, 1999 between HomeGrocer.com, as lessee, and Watson Partners, L.P.

 Number                               Description
 ------                               -----------

 10.25   Commercial Lease Agreement dated December 17, 1999 between
         HomeGrocer.com as Lessee, and CB Luna Industrial No. 3, Ltd.

 10.26** Form of Indemnification Agreement between HomeGrocer.com and each of its Officers and Directors.

 10.27*  1997 Stock Incentive Compensation Plan dated April 1997.

 10.28*  1999 Stock Incentive Plan dated December 1999.

 10.29*  1999 Employee Stock Purchase Plan dated December 1999.

 10.30*  1999 Directors' Stock Option Plan dated December 1999.

 21.1**  List of Subsidiaries.

 23.1**  Consent of Ernst & Young, LLP.

 23.2*   Consent of Venture Law Group (included in Exhibit 5.1).

 24.1**  Power of Attorney (included in signature page to Registration
         Statement).

 27.1**  Financial Data Schedule.

--------
*   To be filed by amendment.

**  Previously filed.
+ Confidential treatment has been requested for portions of the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission under our application for confidential treatment.

   (b) Financial Statement Schedules

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, State of Washington on January 10, 2000.

                                          HomeGrocer.com, Inc.

                                                 /s/ Mary Alice Taylor
                                          By: _________________________________
                                                     Mary Alice Taylor
                                              Chairman of the Board and Chief
                                                     Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
       /s/ Mary Alice Taylor           Chairman of the Board and   January 10, 2000
______________________________________  Chief Executive Officer
          Mary Alice Taylor

                  *                    Chief Financial Officer     January 10, 2000
______________________________________
            Daniel R. Lee

                  *                    President and Director      January 10, 2000
______________________________________
         J. Terrence Drayton

                  *                    Director                    January 10, 2000
______________________________________
            Tom A. Alberg

                  *                    Director                    January 10, 2000
______________________________________
           Charles K. Barbo

                  *                    Director                    January 10, 2000
______________________________________
          James L. Barksdale

                  *                    Director                    January 10, 2000
______________________________________
          Mark P. Gorenberg

                  *                    Director                    January 10, 2000
______________________________________
         Jonathan D. Lazarus

                  *                    Director                    January 10, 2000
______________________________________
          Douglas Mackenzie

                  *                    Director                    January 10, 2000
______________________________________
             David Risher

                  *                    Director                    January 10, 2000
______________________________________
          Philip S. Schlein

      /s/ Mary Alice Taylor                                        January 10, 2000
*By: _________________________________
          Mary Alice Taylor
           Attorney-in-Fact

                               INDEX TO EXHIBITS

 Number                                Description
 ------                                -----------
  1.1*   Form of Underwriting Agreement.

  3.1**  Restated Certificate of Incorporation of HomeGrocer.com.

  3.2*   Articles of Incorporation of HomeGrocer.com.

  3.3*   Amended and Restated Articles of Incorporation of HomeGrocer.com
         (proposed).

  3.4**  Bylaws of HomeGrocer.com (Delaware).

  3.5*   Bylaws of HomeGrocer.com (Washington).

  3.6*   Amended and Restated Bylaws of HomeGrocer.com (proposed).

  4.1*   Specimen Stock Certificate.

  4.2**  Third Amended and Restated Investors Rights Agreement dated September
         30, 1999, as amended.

  4.3**  Warrant Agreement to purchase Series C Preferred Stock dated November
         9, 1998 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.4**  Warrant Agreement to purchase Series D Preferred Stock dated September
         15, 1999 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.5** Form of Common Stock Purchase Warrant issued by HomeGrocer.com to certain lenders.

  4.6** Form of Common Stock Warrant Certificate issued by HomeGrocer.com in connection with its preferred stock financings.

  5.1* Opinion of Venture Law Group regarding the legality of the common stock being registered.

 10.1+ Advertising Agreement dated November 18, 1999 between HomeGrocer.com and Amazon.com, LLC.

 10.2**  Lease Agreement dated August 16, 1999 between HomeGrocer.com and
         Valley Freightliner, Inc.

 10.3**  Revolving Line of Credit Commitment Letter dated June 11, 1999 by
         Mercedes-Benz Credit Corporation in favor of HomeGrocer.com, Inc.

 10.4** Master Lease Agreement dated November 9, 1998 between HomeGrocer.com and Comdisco, Inc.

 10.5** Addendum to Master Lease Agreement dated as of November 9, 1999 between HomeGrocer.com and Comdisco, Inc.

 10.6** Subordinated Loan and Security Agreement dated September 15, 1999 between HomeGrocer.com and Comdisco, Inc.

 10.7**  Form of Promissory Note dated September 9, 1999 issued by Mary Alice
         Taylor in favor of HomeGrocer.com.

 10.8**  Form of Promissory Note dated September 9, 1999 issued by J. Terrence
         Drayton in favor of HomeGrocer.com.

 10.9* Employment Agreement dated September 2, 1999 between HomeGrocer.com and Mary Alice Taylor.

 10.10*  Employment Agreement dated June 1, 1999 between HomeGrocer.com and J.
         Terrence Drayton.

 10.11*  Employment Agreement dated November 3, 1999 between HomeGrocer.com and
         Daniel R. Lee.

 10.12*  Employment Agreement dated August 31, 1999 between HomeGrocer.com and
         David A. Pace.

 10.13** Facility Lease dated May 19, 1999 between HomeGrocer.com, as sublessee, and The Plaza at Yarrow Bay, LLC.

 10.14** Facility Sublease dated July 22, 1999 between HomeGrocer.com, as sublessor, and AT&T Wireless Services of Washington, Inc.


 Number                                Description
 ------                                -----------
 10.15** Facility Sublease dated April 8, 1999 between HomeGrocer.com, as sublessee, and Delta Engineering and Manufacturing.

 10.16** Facility Lease dated July 23, 1999 between HomeGrocer.com, as lessee, and Exposition Property Associates (interest transferred from The
         Ezralow Company, LLC).

 10.17** Facility Lease dated November 4, 1996 between HomeGrocer.com, as successor in interest to the lessee, and Benaroya Capital Company, LLC.

 10.18** Facility Sublease dated June 24, 1999 between HomeGrocer.com, as sublessor, and A&M Warehouses, Incorporated.

 10.19** Facility Lease dated July 8, 1999 between HomeGrocer.com, as lessee, and Lincoln-RECP Fullerton OPCO, LLC.

 10.20** Facility Lease dated August 10, 1999 between HomeGrocer.com, as lessee, and Realty Associates Iowa Corporation.

 10.21 Facility Lease dated May 24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint Venture.

 10.22** Amendment No. 1 dated June 21, 1999 to the Facility Lease dated May
         24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint
         Venture.

 10.23** Facility Sublease dated November 15, 1999 between HomeGrocer.com, as sublessee, and Thyssen Dover Elevator.

 10.24** Facility Lease dated November 15, 1999 between HomeGrocer.com, as lessee, and Watson Partners, L.P.

 10.25   Commercial Lease Agreement dated December 17, 1999 between
         HomeGrocer.com as Lessee, and CB Luna Industrial No. 3, Ltd.

 10.26** Form of Indemnification Agreement between HomeGrocer.com and each of its Officers and Directors.

 10.27*  1997 Stock Incentive Compensation Plan dated April 1997.

 10.28*  1999 Stock Incentive Plan dated December 1999.

 10.29*  1999 Employee Stock Purchase Plan dated December 1999.

 10.30*  1999 Directors' Stock Option Plan dated December 1999.

 21.1**  List of Subsidiaries.

 23.1**  Consent of Ernst & Young, LLP.

 23.2*   Consent of Venture Law Group (included in Exhibit 5.1).

 24.1**  Power of Attorney (included in signature page to Registration
         Statement).

 27.1**  Financial Data Schedule.

--------
*   To be filed by amendment.

**  Previously filed.
+ Confidential treatment has been requested for portions of the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission under our application for confidential treatment.